Allegiant full year and Q4 2016 Earnings

Exhibit 99.1

ALLEGIANT TRAVEL COMPANY FULL YEAR AND FOURTH QUARTER 2016
FINANCIAL RESULTS
Full Year 2016 Fully Diluted Earnings per Share of $13.21
Fourth Quarter 2016 Fully Diluted Earnings per Share of $2.48

LAS VEGAS. January 31, 2017 —Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the full year and fourth quarter 2016, as well as comparisons to prior year equivalents:

	Three Months Ended December 31,			Year Ended December 31,
Unaudited	2016	2015	Change	2016	2015	Change
Total operating revenue (millions)	$335.9	$310.9	8.0%	$1,362.8	$1,262.2	8.0%
Operating income (millions)	$68.1	$93.8	(27.4)%	$370.6	$371.7	(0.3)%
Net income (millions)	$41.3	$56.7	(27.2)%	$219.6	$220.4	(0.4)%
Diluted earnings per share	$2.48	$3.38	(26.6)%	$13.21	$12.94	2.1%
Return on capital employed*				22.9%	25.6%
* - see appendix for calculation

“2016 has been a very transformational year for Allegiant,” stated Maurice J. Gallagher, Jr., chairman and CEO of Allegiant Travel Company. During this year we finalized a single fleet type plan, signed our first pilot contract agreement, launched our credit card program, and announced the appointment of John Redmond as President of Allegiant. Each of these actions is critical in the evolution of our business model in the coming years. We have also had our share of challenges this past year but through the perseverance of our team members we were able to deliver our 56th consecutive profitable quarter and another successful year.

“I am also pleased to announce we have created an Executive Vice President (EVP) level in the company. Our Senior Vice Presidents - Jude Bricker, Scott Allard and Scott Sheldon will move to these positions. Concurrently we have promoted four Vice Presidents to Senior Vice Presidents - Greg Anderson, SVP and Principal Accounting Officer, Lukas Johnson, SVP Planning, Trent Porter, SVP Financial Planning and Rob Wilson, SVP Systems. These additional positions allow more pathways upward for our talented managers. One of the core strengths of our model is our management team. Over the years we have worked hard to develop our management talent internally and we are reaping the benefits of this strategy. These additional positions and promotions reflect this success.”

Notable highlights

•	$150 million additional unsecured debt - Added $150 million to the existing senior, unsecured notes due in 2019

Allegiant full year and Q4 2016 Earnings

•	Network growth - As of December 31, 2016 the company is operating 360 routes versus 296 at the same time last year

Percent change vs Q4 2015
ASMs*	13%
Cities	12%
Routes	22%
* - ASMs are scheduled available seat miles

•	New routes - Announced two new routes that are expected to begin in the first quarter of 2017 and seventeen new routes that will begin in the second quarter of 2017

•	New cities - Began service to three new cities in the fourth quarter of 2016

◦	Two new destinations: Newark, New Jersey, and San Juan, Puerto Rico

◦	One new origination city: Trenton, New Jersey

•	Shareholder returns - $14.6 million was returned through a combination of the recurring dividend paid in December 2016 and share repurchases during the quarter

◦	The Company will pay a first quarter 2017 dividend of $0.70 per share on March 15, 2017 to all shareholders of record as of March 3, 2017

◦	The Company has $89 million of share repurchase authority remaining as of January 31, 2017

First quarter 2017 revenue trends

•	TRASM guidance - First quarter TRASM is expected to decrease between 3.5 and 1.5 percent versus the first quarter last year

◦	Impact of Easter shifting from the first quarter to the second quarter is expected to negatively account for a half point of TRASM reduction in the first quarter

◦	Elimination of the credit card surcharge is expected to positively account for a half point of TRASM improvement in the first quarter

◦	Scheduled ASMs of flights that occur during both peak flying days and the peak flying season, the highest unit revenue flights, are expected to decline three percent versus first quarter of last year.

◦	New markets (markets operating less than one year) are expected to be almost twelve percent of ASMs for the first quarter which is approximately the same amount from last year

First quarter and full year 2017 cost trends

•	Full year 2017 CASM ex fuel - Consistent with prior guidance, full year 2017 CASM ex fuel is expected to increase between five and nine percent

•
First quarter 2017 CASM ex fuel - CASM ex fuel for the first quarter is expected to increase between ten and twelve percent versus the same period last year, driven by the implementation of the new pilot agreement, increased depreciation of MD-80s as previously guided, the elimination of the credit card surcharge, and amortization of Airbus major maintenance costs as the Company began capitalizing Airbus heavy maintenance in the second quarter of 2016

•	Maintenance and repairs expense - Consistent with prior guidance, maintenance and repair expense per in service aircraft per month is expected to be between $90 and $100 thousand for full year 2017

•	Total ownership expense per aircraft per month - Consistent with prior guidance, full year 2017 ownership expense per in service aircraft per month is expected to remain between $125 and $135 thousand

Balance sheet activity and full year 2017 trends

•	CAPEX guidance - Full year CAPEX (excluding Airbus heavy maintenance) is expected to increase to $521 million versus the previous guidance of $415 million

◦	Increase is driven by timing of aircraft deliveries from both 2016 and 2018

•	Debt payments - During the fourth quarter, paid down $91 million of debt secured by aircraft and debt in the senior secured revolving credit facility

Allegiant full year and Q4 2016 Earnings

◦	Currently have the ability to borrow up to $56 million under senior secured revolving credit facility

•	Debt proceeds - Raised over $200 million in debt during the fourth quarter

◦	Added $150 million to existing senior, unsecured notes due in 2019

◦	Raised approximately $50 million on five A320 aircraft. Currently have five unencumbered aircraft

Guidance, subject to revision

1Q17
Estimated TRASM year-over-year change		(3.5) to (1.5)%

Fixed fee and other revenue guidance		1Q17
Fixed fee and other revenue (millions)		$15 to $17

Capacity guidance
System	1Q17	2Q17	FY17
Departure year-over-year growth	14 to 18%	14 to 18%
ASM year-over-year growth	10 to 14%	11 to 15%	8 to 12%
Scheduled
Departure year-over-year growth	14 to 18%	14 to 18%
ASM year-over-year growth	10 to 14%	11 to 15%	8 to 12%

Cost guidance	1Q17		FY17
CASM ex fuel* – year-over-year change	10 to 12%		5 to 9%

CAPEX guidance			FY17
Capital expenditures (millions)			$521
Capitalized Airbus heavy maintenance (millions) **			$30
* - CASM ex fuel – cost per available seat mile excluding fuel expense
** - Not included in capital expenditure total

Aircraft fleet plan by end of period

Aircraft - (seats per AC)	YE16	1Q17
MD-80 (166 seats)	47	47
757 (215 seats)	4	2
A319 (156 seats)	17	19
A320 (177 seats)	16	17
Total	84	85
Aircraft listed in table above include only in service aircraft, planned retirements and future aircraft under contract (subject to change)

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Tuesday, January 31, 2017 to discuss its full year and fourth quarter 2016 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiant.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant full year and Q4 2016 Earnings

Las Vegas-based Allegiant (NASDAQ: ALGT) is focused on linking travelers in underserved cities to world-class leisure destinations. The airline offers industry-low fares on an all-jet fleet while also offering other travel-related products such as hotel rooms, rental cars and attraction tickets. All can be purchased only through the company website, Allegiant.com. Beginning with one aircraft and one route in 1999, the company has grown to over 80 aircraft and more than 300 routes across the country with airfares less than half the cost of average domestic roundtrip ticket. For downloadable press kit, including photos, visit: http://gofly.us/YFuyb.

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future unit revenue, future operating expense, ASM growth, departure growth, fixed-fee and other revenues, expected capital expenditures, number of contracted aircraft to be placed in service in the future, timing of aircraft retirements, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov . These risk factors include, without limitation, an accident involving, or problems with, our aircraft, our reliance on our automated systems, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed , the effect of economic conditions on leisure travel, debt covenants, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Percent
	2016	2015	change
OPERATING REVENUE:
Scheduled service revenue	$185,325	$178,720	3.7
Ancillary revenue:
Air-related charges	122,598	108,262	13.2
Third party products	10,458	8,513	22.8
Total ancillary revenue	133,056	116,775	13.9
Fixed fee contract revenue	9,282	7,754	19.7
Other revenue	8,220	7,640	7.6
Total operating revenue	335,883	310,889	8.0
OPERATING EXPENSES:
Aircraft fuel	74,363	61,409	21.1
Salary and benefits	80,789	58,683	37.7
Station operations	27,739	27,525	0.8
Maintenance and repairs	29,054	22,087	31.5
Depreciation and amortization	29,254	24,499	19.4
Sales and marketing	3,753	4,442	(15.5)
Aircraft lease rentals	—	234	(100.0)
Other	22,816	18,248	25.0
Total operating expense	267,768	217,127	23.3
OPERATING INCOME	68,115	93,762	(27.4)
OTHER (INCOME) EXPENSE:
Interest income	(908)	(473)	92.0
Interest expense	7,269	5,979	21.6
Other, net	(255)	12	NM
Total other (income) expense	6,106	5,518	10.7
INCOME BEFORE INCOME TAXES	62,009	88,244	(29.7)
PROVISION FOR INCOME TAXES	20,699	31,536	(34.4)
NET INCOME ATTRIBUTABLE TO ALLEGIANT TRAVEL COMPANY	$41,310	$56,708	(27.2)
Earnings per share to common shareholders (1):
Basic	$2.49	$3.38	(26.3)
Diluted	$2.48	$3.38	(26.6)
Weighted average shares outstanding used in computing earnings per share to common shareholders (1):
Basic	16,382	16,728	(2.1)
Diluted	16,404	16,789	(2.3)

NM - Not meaningful
(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share. The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Three Months Ended December 31,		Percent
	2016	2015	change*
OPERATING STATISTICS
Total system statistics:
Passengers	2,717,769	2,360,735	15.1
Revenue passenger miles (RPMs) (thousands)	2,451,391	2,210,736	10.9
Available seat miles (ASMs) (thousands)	3,073,455	2,712,464	13.3
Load factor	79.8%	81.5%	(1.7)
Operating expense per ASM (CASM) (cents)	8.71	8.00	8.9
Fuel expense per ASM (cents)	2.42	2.26	7.1
Operating CASM, excluding fuel (cents)	6.29	5.74	9.6
ASMs per gallon of fuel	71.6	71.2	0.6
Departures	21,070	17,677	19.2
Block hours	48,191	41,432	16.3
Average stage length (miles)	868	900	(3.6)
Average number of operating aircraft during period	83.3	76.2	9.3
Average block hours per aircraft per day	6.3	5.9	6.8
Full-time equivalent employees at end of period	3,416	2,846	20.0
Fuel gallons consumed (thousands)	42,933	38,071	12.8
Average fuel cost per gallon	$1.73	$1.61	7.5
Scheduled service statistics:
Passengers	2,682,148	2,320,853	15.6
Revenue passenger miles (RPMs) (thousands)	2,416,503	2,173,930	11.2
Available seat miles (ASMs) (thousands)	2,954,118	2,623,873	12.6
Load factor	81.8%	82.9%	(1.1)
Departures	20,003	16,850	18.7
Block hours	46,225	39,969	15.7
Total scheduled service revenue per ASM (TRASM)** (cents)	10.78	11.26	(4.3)
Average fare - scheduled service	$69.10	$77.01	(10.3)
Average fare - ancillary air-related charges	$45.71	$46.65	(2.0)
Average fare - ancillary third party products	$3.90	$3.67	6.3
Average fare - total	$118.71	$127.33	(6.8)
Average stage length (miles)	879	914	(3.8)
Fuel gallons consumed (thousands)	41,237	36,817	12.0
Average fuel cost per gallon	$1.70	$1.61	5.6
Percent of sales through website during period	93.8%	94.4%	(0.6)

* Except load factor and percent of sales through website, which is percentage point change.
** Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Year Ended December 31,		Percent
	2016	2015	change
OPERATING REVENUE:
Scheduled service revenue	$753,414	$735,563	2.4
Ancillary revenue:
Air-related charges	499,542	434,317	15.0
Third party products	44,940	40,177	11.9
Total ancillary revenue	544,482	474,494	14.8
Fixed fee contract revenue	31,972	19,747	61.9
Other revenue	32,963	32,384	1.8
Total operating revenue	1,362,831	1,262,188	8.0
OPERATING EXPENSES:
Aircraft fuel	257,332	278,394	(7.6)
Salary and benefits	291,974	229,802	27.1
Station operations	124,052	102,294	21.3
Maintenance and repairs	111,070	92,575	20.0
Depreciation and amortization	105,216	98,097	7.3
Sales and marketing	20,527	21,349	(3.9)
Aircraft lease rentals	924	2,326	(60.3)
Other	81,178	65,649	23.7
Total operating expense	992,273	890,486	11.4
OPERATING INCOME	370,558	371,702	(0.3)
OTHER (INCOME) EXPENSE:
Interest income	(3,010)	(1,452)	107.3
Interest expense	28,836	26,510	8.8
Other, net	(1,226)	(75)	NM
Total other (income) expense	24,600	24,983	(1.5)
INCOME BEFORE INCOME TAXES	345,958	346,719	(0.2)
PROVISION FOR INCOME TAXES	126,368	126,389	—
NET INCOME	219,590	220,330	(0.3)
Net loss attributable to noncontrolling interest	—	(44)	NM
NET INCOME ATTRIBUTABLE TO ALLEGIANT TRAVEL COMPANY	$219,590	$220,374	(0.4)
Earnings per share to common shareholders (1):
Basic	$13.23	$12.97	2.0
Diluted	$13.21	$12.94	2.1
Weighted average shares outstanding used in computing earnings per share to common shareholders (1):
Basic	16,465	16,923	(2.7)
Diluted	16,489	16,962	(2.8)

NM - Not meaningful
(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share. The two-class method adjusts both the net income and shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Year Ended December 31,		Percent
	2016	2015	change*
OPERATING STATISTICS
Total system statistics:
Passengers	11,128,191	9,500,611	17.1
Revenue passenger miles (RPMs) (thousands)	10,282,827	8,944,952	15.0
Available seat miles (ASMs) (thousands)	12,375,505	10,526,610	17.6
Load factor	83.1%	85.0%	(1.9)
Operating expense per ASM (CASM) (cents)***	8.02	8.45	(5.1)
Fuel expense per ASM (cents)***	2.08	2.64	(21.2)
Operating CASM, excluding fuel (cents)	5.94	5.81	2.2
ASMs per gallon of fuel	71.6	70.2	2.0
Departures	82,341	68,653	19.9
Block hours	190,706	160,431	18.9
Average stage length (miles)	889	900	(1.2)
Average number of operating aircraft during period	83.3	74.3	12.1
Average block hours per aircraft per day	6.3	5.9	6.8
Full-time equivalent employees at end of period	3,416	2,846	20.0
Fuel gallons consumed (thousands)	172,796	149,951	15.2
Average fuel cost per gallon***	$1.49	$1.86	(19.9)
Scheduled service statistics:
Passengers	11,003,864	9,355,097	17.6
Revenue passenger miles (RPMs) (thousands)	10,130,675	8,821,908	14.8
Available seat miles (ASMs) (thousands)	11,921,733	10,236,075	16.5
Load factor	85.0%	86.2%	(1.2)
Departures	78,747	65,683	19.9
Block hours	183,290	155,403	17.9
Total scheduled service revenue per ASM (TRASM)** (cents)	10.89	11.82	(7.9)
Average fare - scheduled service	$68.47	$78.63	(12.9)
Average fare - ancillary air-related charges	$45.40	$46.43	(2.2)
Average fare - ancillary third party products	$4.08	$4.29	(4.9)
Average fare - total	$117.95	$129.35	(8.8)
Average stage length (miles)	895	915	(2.2)
Fuel gallons consumed (thousands)	166,528	145,654	14.3
Average fuel cost per gallon***	$1.48	$1.87	(20.9)
Percent of sales through website during period	94.2%	95.1%	(0.9)

* Except load factor and percent of sales through website, which is percentage point change.
** Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
*** Includes effect of fuel tax refund of $8.3 million in the second quarter of 2016.

Summary Balance Sheet

(millions)	12/31/2016	12/31/2015	Change
	(unaudited)
Unrestricted cash
Cash and cash equivalents	$64.7	$87.1	(25.7)%
Short-term investments	269.3	245.6	9.6
Long-term investments	124.8	64.8	92.6
Total unrestricted cash	458.8	397.5	15.4
Debt
Current maturities of long-term debt, net of related costs	86.2	74.1	16.3
Long-term debt, net of current maturities and related costs	722.0	567.6	27.2
Total debt	808.2	641.7	25.9
Total Allegiant Travel Company shareholders’ equity	$473.6	$350.0	35.3%

Summary Cash Flow

	Year Ended December 31,
Unaudited (millions)	2016	2015	Change
Cash provided by operating activities	$346.9	$365.4	(5.1)%
Purchase of property and equipment, including capitalized interest*	(325.2)	(252.7)	28.7
Repurchase of common stock	(66.4)	(129.5)	(48.7)
Cash dividends paid to shareholders	(67.5)	(62.4)	8.2
Proceeds from the issuance of long-term debt	321.2	121.0	165.5
Principal payments on long-term debt	(154.1)	(67.9)	127.0%
* Includes aircraft pre-delivery deposits.

Appendix A
Additional Financial Information
(Unaudited)

	Year Ended December 31,
Return on capital calculation (millions)	2016	2015
Net income attributable to Allegiant Travel Company	$219.6	$220.4
Income tax	126.4	126.4
Interest expense	28.8	26.5
Less interest income	(3.0)	(1.5)
	371.8	371.8

Interest income	3.0	1.5
Tax rate	36.5%	36.5%
Numerator	238.0	237.0

Total assets as of prior December 31	1,358.3	1,241.0
Less current liabilities as of prior December 31	395.1	367.9
Plus short term debt as of prior December 31	74.1	52.6
Denominator	1,037.3	925.7
Return on capital employed	22.9%	25.6%